Exhibit 10.1

WARRANT AGREEMENT

dated as of March 8, 2018

between

SAExploration Holdings, Inc.

and

Continental Stock Transfer & Trust Company,

as Warrant Agent

i

TABLE OF CONTENTS

(continued)

EXHIBIT A	FORM OF WARRANT CERTIFICATE

EXHIBIT B	FORM OF EXERCISE NOTICE

EXHIBIT C	WARRANT AGENT FEE SCHEDULE

ii

WARRANT AGREEMENT

Warrant Agreement (as it may be amended from time to time, this “Warrant Agreement”), dated as of March 8, 2018, between SAExploration Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, the Company is issuing Series D Warrants (the “Warrants”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Shares”) to certain eligible holders of record of the Company’s Mandatorily Convertible Series B Preferred Stock.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, Transfer (as defined below), substitution and exercise of the Warrants;

WHEREAS, the Company desires to provide for the terms upon which the Warrants shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants;

WHEREAS, the Warrants have the terms and conditions set forth in this Warrant Agreement (including the Exhibits hereto); and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

Article 1

Definitions

Section 1.01    Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Buyer” means, with respect to an Asset Sale or tender offer, any Person (i) who is an Affiliate of the Company, (ii) who is an officer, director, employee or member of the Company or any Affiliate of the Company, or (iii) a majority of which Person’s total outstanding equity, upon consummation of such transaction, is held by Persons who are equity holders in the Company immediately prior to the consummation of such transaction.

“Appropriate Officer” has the meaning set forth in Section 2.02(a).

“Asset Sale” has the meaning set forth in Section 4.06(c).

“Authentication Order” means a Company Order for authentication and delivery of the Warrants.

“Board” means the board of directors of the Company or any committee of such board duly authorized to exercise the power of the board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Business Day” means any day other than (x) a Saturday or Sunday or (y) any day which is a legal holiday in the State of New York or a day on which banking institutions and trust companies in the state in which the Warrant Agent is located are authorized or obligated by Law, regulation or executive order to close.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder; (ii) the adoption or the approval by the holders of capital stock of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or (iv) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock (as defined in the Existing Indenture)) of the surviving or transferee person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance). For the avoidance of doubt, a Change of Control will not be deemed to have occurred if a Permitted Holder has the ability to appoint a majority of the Board of the Company, and none of the transactions contemplated by the RSA shall be deemed a Change of Control.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means March 8, 2018.

“Common Shares” has the meaning set forth in the recitals.

“Common Shares Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Shares actually outstanding at such time, plus (b) the number of Common Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time, regardless of whether the Convertible Securities are actually exercisable at such time, plus (c) the number of Common Shares reserved for issuance at such time under the Management Plan or any other equity incentive plan of the Company, regardless of whether the Common Shares are actually subject to outstanding options at such time or whether any outstanding options are actually exercisable at such time; provided, that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.

“Company” has the meaning set forth in the preamble.

“Company Order” means a written request or order signed in the name of the Company by any Appropriate Officer or other duly authorized officer of the Company and delivered to the Warrant Agent.

“Conversion Blocker” has the meaning set forth in Section 3.10.

“Convertible Securities” means options, rights, warrants or other securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants).

“Domestic Restricted Warrant” means a Warrant issued in reliance on Regulation D or Section 4(a)(2) of the Securities Act.

“Equity Incentive Plans” means any equity incentive plans for officers, employees or directors of the Company, including the Management Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the related rules and regulations promulgated there under.

“Exchange Offer” means the Company’s exchange offer and consent solicitation related to the Company’s 10.000% Senior Secured Second Lien Notes due 2019 and the Company’s 10.000% Senior Secured Notes due 2019.

“Exercise Date” has the meaning, (i) with respect to exercise by a Warrant Holder, set forth in Section 3.02(b), and (ii) with respect to exercise by the Company, set forth in Section 3.03(b).

“Ex-Date” means with respect to a dividend or distribution to holders of the Common Shares, the first date on which the Common Shares can be traded without the right to receive such dividend or distribution.

“Exercise Notice” means, for any Warrant, an exercise notice substantially in the form set forth in Exhibit B hereto.

“Exercise Price” means $0.0001 per share.

“Existing Indenture” means the Indenture dated as of July 27, 2016, among the Company, its domestic subsidiaries party thereto and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent.

“Fair Value,” as of a specified date, means the price per Common Share, other Securities or other distributed property determined as follows:

(i)    in the case of Common Shares or other Securities listed on the New York Stock Exchange or the NASDAQ Stock Market, the VWAP of a Common Share or a single unit of such other Security for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Security has been listed for less than 20 Trading Days, the VWAP for such lesser period of time);

(ii)    in the case of Common Shares or other Securities not listed on the New York Stock Exchange or the NASDAQ Stock Market, the VWAP of a Common Share or a single unit of such other Security in composite trading for the principal U.S. national or regional securities exchange on which such securities are then listed for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Security has been listed for less than 20 Trading Days, the VWAP for such lesser period of time); or

(iii)    in all other cases, the fair value per Common Share, other Securities or other distributed property as of a date not earlier than 10 Business Days preceding the specified date as determined in good faith by the Board and, if the Board elects to engage the same, upon the advice of an independent investment banking, financial advisory or valuation firm or appraiser selected by the Board (a “Representative”); provided, however, that

(iv)    notwithstanding the foregoing, if the Board determines in good faith that the application of clauses (i) or (ii) of this definition would result in a VWAP based on the trading prices of a thinly-traded Security such that the price resulting therefrom may not represent an accurate measurement of the fair value of such Security, the Board at its election may apply the provisions of clause (iii) of this definition in lieu of the applicable clause (i) or (ii) with respect to the determination of the fair value of such Security.

“Full Physical Settlement” means the settlement method pursuant to which an exercising Warrant Holder shall be entitled to receive from the Company, for each Warrant exercised, a number of Common Shares equal to the Full Physical Share Amount in exchange for payment by the Warrant Holder of the applicable Exercise Price.

“Full Physical Share Amount” means, for each Warrant exercised as to which Full Physical Settlement is applicable, one Common Share.

“Fully Diluted Basis” means the issued and outstanding Common Shares of the Company, assuming the exercise or conversion of all outstanding Convertible Securities for cash,

but excluding any Common Shares or Convertible Securities issued or issuable pursuant to (i) an Equity Incentive Plan, (ii) the Company’s outstanding Series A Warrants or (iii) the Company’s outstanding Series B Warrants.

“Fundamental Equity Change” has the meaning set forth in Section 4.06(a).

“Funds” has the meaning set forth in Section 3.02(d).

“Funds Account” has the meaning set forth in Section 3.02(d).

“Governmental Authority” means (a) any national, supranational, federal, state, provincial, county, municipal or local government or any entity exercising executive, legislative, judicial, quasi-judicial, arbitral, regulatory, taxing or administrative functions of or pertaining to government and (b) any agency, commission, division, bureau, department, court, tribunal, instrumentality, authority, quasi-governmental authority or other political subdivision of any government, entity or organization described in the foregoing clause (a), in each case, whether U.S. or non-U.S.

“Law” means any Order, law, statute, regulation, code, ordinance, policy, rule, consent decree, consent order or other requirement of any Governmental Authority.

“Management Plan” means the management incentive plan to be adopted by the Company which shall reserve 10%, on a Fully Diluted Basis, of the total outstanding Common Shares for distribution to covered employees.

“Net Share Amount” means for each Warrant exercised as to which Net Share Settlement is applicable, a fraction of a Common Share equal to (i) the Fair Value (as of the Exercise Date for such Warrant) of one Common Share minus the Exercise Price therefor divided by (ii) such Fair Value. The number of Common Shares issuable upon exercise, on the same Exercise Date, of Warrants as to which Net Share Settlement is applicable shall be aggregated, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06. In no event shall the Company deliver a fractional Common Share in connection with an exercise of Warrants as to which Net Share Settlement is applicable.

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrant Holder shall be entitled to receive from the Company, for each Warrant exercised, a number of Common Shares equal to the Net Share Amount without any payment of Cash therefor.

“Number of Warrants” means the “Number of Warrants” specified on the face of the Warrant Certificates, subject to adjustment pursuant to Article 4.

“Officer’s Certificate” means a certificate signed by any Appropriate Officer or other duly authorized officer of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with a Governmental Authority of competent jurisdiction.

“Permitted Holders” means (a) Whitebox Advisors LLC, BlueMountain Capital Management, LLC, Highbridge Capital Management, LLC, Morgan Stanley Investment Management Inc., DuPont Capital Management, Amzak Capital Management, LLC, Minerva Advisors, Steven Roth, and any Related Party of any of the foregoing, (b) any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the capital stock of the Company or any direct or indirect parent entity or securities convertible into or exchangeable or exercisable for such capital stock, (c) any immediate family member of a Person (in the case of an individual) described in clause (a) above, (d) any trust, corporation, partnership, limited liability company or other entity, of whose Voting Stock more than 50% is beneficially owned by one or more of the Persons described in clauses (a), (b), and (c) and (e) any co-investor in any person described in clause (d) above.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock Redemption” means redemption of all of the outstanding shares of Series A Preferred Stock by the Company.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any Cash, Securities or other property or in which Common Shares (or another applicable Security) are exchanged for or converted into, or any combination of, Cash, Securities or other property, the date fixed for determination of holders of Common Shares entitled to receive such Cash, Securities or other property or participate in such exchange or conversion (whether such date is fixed by the Board or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 4.07(a).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of January 29, 2018, by and among the Company and certain holders of the Company’s Securities, entered into in conjunction with the Exchange Offer.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Warrant” means a Warrant issued pursuant to Regulation S.

“Related Party” of a Person means (1) any fund manager of such Person or any fund or account under common management with such Person, (2) any controlling equityholder of such Person and (3) any Person or entity of whose Voting Stock more than 50% is beneficially owned by such Person.

“Reorganization Event” has the meaning set forth in Section 4.07(a).

“Representative” has the meaning set forth in clause (iii) of the definition of Fair Value.

“Restricted Ownership Percentage” has the meaning set forth in Section 3.10.

“RSA” means the Restructuring Support Agreement dated as of December 19, 2017 among the Company and the Supporting Holders identified therein, as amended, restated or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Securities” means (i) any capital stock (whether Common Shares or preferred stock, voting or non-voting), partnership, membership or limited liability company interest or other equity or voting interest, (ii) any right, option, warrant or other security or evidence of indebtedness convertible into, or exercisable or exchangeable for, directly or indirectly, any interest described in clause (i), (iii) any notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and (iv) any other “securities,” as such term is defined or determined under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the related rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s 8.0% Cumulative Perpetual Series A Preferred Stock.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the second Business Day immediately following the Exercise Date for such Warrant.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which Securities are not traded on the applicable securities exchange.

“Transfer” means, with respect to any Warrant, to directly or indirectly (whether by act, omission or operation of law), sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of a Person as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of Warrants under judicial order or legal process, carry out or permit the transfer or other disposition of, all or any portion of such Warrant.

“Transfer Agent” means Continental Stock Transfer & Trust Company or its successors.

“Transferee” means a Person to whom any Warrant is Transferred.

“Unit of Reference Property” has the meaning set forth in Section 4.07(a).

“Voting Stock” of a person, as of any time, means the equity securities of such person that at such time is entitled to vote in the election of the board of directors (or similar governing body) of such person.

“VWAP” means, for any Trading Day, the price for Securities (including Common Shares) determined by the daily volume weighted average price per unit of such Securities for such Trading Day on the trading market on which such Securities are then listed or quoted, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange or NASDAQ Stock Market, or if such Securities are not listed or quoted on the New York Stock Exchange or NASDAQ Stock Market, as reported by the principal U.S. national or regional securities exchange on which such Securities are then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or if such volume weighted average price is unavailable or in manifest error, the price per unit of such Securities using a volume weighted average price method selected by an independent nationally recognized investment bank or other qualified financial institution selected by the Board.

“Warrant” or “Warrants” means the warrants of the Company, each of which is exercisable for a single Common Share as provided herein, issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth herein.

“Warrant Agent” has the meaning set forth in the preamble.

“Warrant Agreement” has the meaning set forth in the preamble.

“Warrant Certificates” means any certificate representing the Warrants satisfying the requirements set forth in Section 2.04.

“Warrant Holder” has the meaning set forth in Section 7.19.

“Warrant Register” has the meaning set forth in Section 2.03(a).

Article 2

Issuance, Execution and Transfer of Warrants

Section 2.01    Issuance and Delivery of Warrants.

(a)    On the Closing Date, the Company shall initially issue and execute an aggregate of 14,098,370 Warrants (such Number of Warrants to be subject to adjustment from time to time as described herein) in accordance with the terms of this Warrant Agreement and deliver such Warrants to the Warrant Agent, for authentication, along with duly executed Authentication Orders. Each Warrant shall be exercisable (upon payment of the Exercise Price and compliance with the procedures set forth in this Warrant Agreement) for one Common Share. On the Closing Date, the Warrant Agent shall, upon receipt of such Warrants and Authentication Orders, authenticate such Warrants in accordance with Section 2.02 and register such Warrants in the Warrant Register. The Warrants evidenced by the Warrant Certificates shall be dated as of the Closing Date and, subject to the terms hereof, shall evidence the only Warrants issued or outstanding under this Warrant Agreement. The Warrant Certificates shall be deposited on or after the date hereof with the Warrant Agent.

(b)    All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof. Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have been canceled in accordance with the terms hereof. The Warrant Holder shall be bound by all of the terms and provisions of this Warrant Agreement as fully and effectively as if the Warrant Holder had signed the same.

(c)    Any Warrant that is forfeited by a Warrant Holder or repurchased by the Company shall be deemed to be no longer outstanding for all purposes of this Warrant Agreement.

Section 2.02    Execution and Authentication of Warrants.

(a)    Each of the Warrants shall be executed on behalf of the Company by the Chief Executive Officer, President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Vice President, any Treasurer or Secretary (each, an “Appropriate Officer”) of the Company. The signature of any of the Appropriate Officers on such Warrants may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)).

(b)    Any of the Warrants bearing the signatures of individuals, each of whom was, at the time he or she signed any of the Warrants or his or her facsimile signature was affixed to such Warrants, as the case may be, an Appropriate Officer, shall bind the Company, notwithstanding that such individuals or any of them have ceased be such an Appropriate Officer prior to the authentication of such Warrants by the Warrant Agent or was not such an Appropriate Officer at the date of such Warrants.

(c)    No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on the applicable Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent, and such signature upon any of the Warrants shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder. The signature of the Warrant Agent on any of the Warrants may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)).

Section 2.03    Registration, Transfer, Exchange and Substitution.

(a)    The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of any Warrants and Transfers, exchanges or substitutions thereof as provided herein. Any Warrant issued upon any registration of Transfer or exchange of or substitution for any Warrant shall be a valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as any Warrant surrendered for such registration of Transfer, exchange or substitution.

(b)    A Warrant may be Transferred upon the delivery of a written instruction of Transfer in form reasonably satisfactory to the Warrant Agent and the Company, duly executed by the Warrant Holder or by such Warrant Holder’s attorney, duly authorized in writing. No such Transfer shall be effected until, and the Transferee shall succeed to the rights of the Warrant Holder only upon, final acceptance and registration of the Transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any Transfer of a Warrant by the Warrant Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name such Warrant is registered as the owner thereof for all purposes, notwithstanding any notice to the contrary. To permit a registration of a Transfer of a Warrant, the Company shall execute the Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall authenticate such Warrant Certificates. Any Warrant Certificates shall be deposited on or after the date hereof with the Warrant Agent. No service charge shall be made for any such registration of Transfer. A party requesting transfer of a Warrant must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, Inc.

(c)    Transfers hereunder shall be subject at all times to Section 2.06 hereof.

Section 2.04    Form of Warrant Certificates. Each of the Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto and shall have such insertions and legends as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any Law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.05    Cancellation of the Warrants. Any Warrant Certificate shall be promptly cancelled by the Warrant Agent upon the earlier of (i) the mutilation of the Warrant Certificate as described in Section 5.02, or (ii) registration of Transfer or exercise of such Warrants and, except as provided in this Article 2 in case of a Transfer or Section 5.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof.

Section 2.06    Limitations on Transfer. Notwithstanding any other provision of this Warrant Agreement, the Warrants, and the Common Shares issuable upon exercise thereof, have not been registered under the Securities Act and, accordingly, may not be resold or otherwise transferred within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act), except as set forth in the following sentence. The Warrant Holders may not sell or transfer any Warrants in the absence of an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. By accepting a Warrant (whether at initial issuance or pursuant to a Transfer thereof), the recipient thereof agrees (A) that, prior to the expiration of the applicable holding period pursuant to Rule 144 under the Securities Act, it will not resell or otherwise transfer such Warrants except (1) to the Company or any Subsidiary thereof or (2) in accordance with an exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Warrant Agent so requests), in reliance with Rule 144A or Regulation S and (B) to inform the Warrant Holder of the limitations on Transfer set forth in this Section 2.06, and shall instruct and direct such Warrant Holder to conform to the restrictions set forth herein and shall maintain any applicable legends in its books and records. The Common Shares issuable in connection with the exercise of a Warrant shall be issued in accordance with Section 3.05(b) hereof. The Warrant Agent shall not be under any duty or responsibility to ensure compliance by the Company, any Warrant Holder or any other Person with any applicable U.S. federal or state securities laws.

Article 3

Exercise and Settlement of Warrants

Section 3.01    Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, Warrants may be exercised immediately and at any time and from time to time, for the Common Shares obtainable thereunder. Only whole Warrants may be exercised.

Section 3.02    Procedure for Exercise by Warrant Holder.

(a)    To exercise each Warrant, a Warrant Holder must arrange for (i) the delivery of the Exercise Notice duly completed and executed to the principal office of the Warrant Agent and the Company, (ii) if Full Physical Settlement is elected, payment to the Warrant Agent in an amount equal to the respective Exercise Price for each Warrant to be exercised together with all applicable taxes and charges thereto, (iii) surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants and (iv) compliance with all other procedures established by the Warrant Agent for the exercise of Warrants.

(b)    The date on which all the requirements for exercise set forth in this Section 3.02 in respect of a Warrant are satisfied is the “Exercise Date” for such Warrant.

(c)    Subject to Section 3.02(e) and Section 3.02(f), any exercise of a Warrant by a Warrant Holder pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.

(d)    All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services in accordance with this Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company (the “Funds Account”). Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through the Funds Account in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating), each as reported by Bloomberg Finance L.P. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Warrant Holder or any other party.

(e)    In connection with any exercise of a Warrant by a Warrant Holder, the Company shall assist and cooperate with any Warrant Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of a Warrant (including, without limitation, making any filings required to be made by the Company), and any exercise of a Warrant may be made contingent upon the making of any such filing and the receipt of any such approval.

(f)    Notwithstanding any other provision of this Warrant Agreement, if the exercise of any Warrant by a Warrant Holder is to be made in connection with a registered public offering or a Change of Control, such exercise may, upon proper election in the Exercise Notice, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

(g)    The Warrant Agent shall forward funds deposited in the Funds Account in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company.

(h)    Payment of the applicable Exercise Price by or on behalf of a Warrant Holder upon exercise of Warrants, in the case of Full Physical Settlement, shall be by federal wire or in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent.

Section 3.03    Procedure for Mandatory Exercise.

(a)    Subject to Section 3.10, upon the consummation of a Preferred Stock Redemption or Change of Control and for a period of 30 days following such consummation, the Company may cause all (but not less than all) of the outstanding Warrants to be mandatorily exercised by issuing a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) announcing such mandatory exercise and specifying the terms of such mandatory exercise.

(b)    The “Exercise Date” will be a date selected by the Company that will be no earlier than 5 Business Days and no later than 20 Business Days after the date on which the Company issues such press release.

(c)    Net Share Settlement will apply to any Warrant exercised by the Company pursuant to this Section 3.03.

(d)    In addition to any information required by applicable law or regulation, the press release and notice of mandatory exercise described in Section 3.03(a) shall state, as appropriate: (1) the Exercise Date; and (2) the number of shares of Common Stock to be issued upon exercise of each Warrant.

(e)    On and after the Exercise Date established pursuant to Section 3.03(b), all rights of Holders of Warrants shall terminate except for the right to receive the whole shares of Common Stock issuable upon exercise thereof with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06.

Section 3.04    Settlement of Warrants.

(a)    Full Physical Settlement shall apply to each Warrant unless the Warrant Holder elects for Net Share Settlement to apply upon exercise of such Warrant or in the case of exercise by the Company pursuant to Section 3.03. Such election shall be made in the Exercise Notice for such Warrant.

(b)    If Full Physical Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by a Warrant Holder, the Company shall cause to be delivered to the exercising Warrant Holder the Full Physical Settlement Amount on the Settlement Date, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06.

(c)    If Net Share Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by a Warrant Holder or the Company, the Company shall cause to be delivered to the Warrant Holder the Net Share Amount on the Settlement Date, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.06.

(d)    If there is a dispute as to the determination of the applicable Exercise Price or the calculation of the number of shares of Common Shares to be delivered to an exercising Warrant Holder, the Company shall cause to be promptly delivered to the exercising Warrant Holder the number of Common Shares that is not in dispute.

Section 3.05    Delivery of Common Shares.

(a)    In connection with the exercise of Warrants by a Warrant Holder, the Warrant Agent shall:

(1)    examine all Exercise Notices and all other documents delivered to it to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(2)    where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(3)    inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(4)    advise the Company with respect to an exercise, no later than two Business Days following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.02(a), of (v) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (w) the number of Common Shares to be delivered by the Company; (x) the instructions with respect to issuance of the Common Shares, subject to the timely receipt from the Warrant Holder of the necessary information, (y) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving Common Shares upon exercise of the Warrants and (z) such other information as the Company shall reasonably require;

(5)    promptly deposit in the Funds Account all Funds received in payment of the applicable Exercise Price in connection with Full Physical Settlement of Warrants;

(6)    promptly cancel and destroy the applicable Warrant Certificate if all Warrants represented thereby have been exercised in full and deliver a certificate of destruction to the Company, unless the Company shall otherwise direct in writing;

(7)    if all Warrants represented by a Warrant Certificate shall not have been exercised in full, promptly issue and deliver a new Warrant Certificate representing the remaining Warrants owned by the applicable Warrant Holder; and

(8)    provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of Common Shares issued in connection with such exercises and the number of remaining outstanding Warrants.

(b)    In connection with the mandatory exercise of Warrants by the Company, the Warrant Agent shall:

(1)    advise the Company of (w) the number of Common Shares to be delivered by the Company; (x) the instructions with respect to issuance of the Common Shares, subject to the timely receipt from the Warrant Holder of the necessary information, (y) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving Common Shares upon exercise of the Warrants and (z) such other information as the Company shall reasonably require; and

(2)    promptly cancel and destroy the applicable Warrant Certificates and, if applicable, deliver a certificate of destruction to the Company.

(c)    If a registration statement covering the resale of the Common Shares issuable in connection with the exercise of a Warrant and naming the Warrant Holder as a selling stockholder thereunder is not effective or the Common Shares issued in connection with such exercise are not freely transferable without volume restrictions pursuant to Rule 144(b) under the Securities Act, with respect to each properly exercised Warrant in accordance with this Warrant Agreement, the Company shall, in accordance with the applicable Exercise Notice, effect an electronic delivery of the Common Shares with appropriate restrictive legends issuable in connection with such exercise to the Warrant Holder’s account. If a registration statement covering the resale of the Common Shares the Common Shares issuable in connection with the exercise of a Warrant and naming the Warrant Holder as a selling stockholder thereunder is effective or the Common Shares issued in connection with such exercise are freely transferable without volume restrictions pursuant to Rule 144(b) under the Securities Act, with respect to each properly exercised Warrant in accordance with this Warrant Agreement, the Company shall, in accordance with such Exercise Notice, effect an electronic delivery of the Common Shares free of restrictive legends issuable in connection with such exercise to the Warrant Holder’s account. The Person on whose behalf and in whose name any Common Shares are registered shall for all purposes be deemed to have become the holder of record of such Common Shares as of the Close of Business on the applicable Exercise Date.

(d)    If a registration statement covering a resale of Common Shares issued in connection with properly exercised Warrants is not effective and the Warrant Holder directs the Company to deliver the Common Shares issued in connection with such exercise in a name other than that of the Warrant Holder or an Affiliate of the Warrant Holder, such Warrant Holder shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Common Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws.

(e)    Promptly after the Warrant Agent shall have taken the action required by this Section 3.05 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to the consummation of any exercise of any Warrants.

Section 3.06    No Fractional Common Shares to Be Issued.

(a)    Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a Common Share upon exercise of any Warrants.

(b)    If any fraction of a Common Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrants, the Company shall instead round down to the nearest whole share the number of Common Shares that such Person designated in the applicable Exercise Notice shall receive. All Warrants exercised by a Warrant Holder on the same Exercise Date shall be aggregated for purposes of determining the number of Common Shares to be delivered pursuant to Section 3.05(b).

(c)    Each Warrant Holder, by its acceptance of an interest in a Warrant, expressly waives its right to any fraction of a Common Share upon its exercise of such Warrant.

Section 3.07    Acquisition of Warrants by Company. The Company shall have the right, except as limited by Law, to purchase or otherwise to acquire one or more Warrants at such times, in such manner and for such consideration as it may deem appropriate.

Section 3.08    Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company, which determination shall be final and binding with respect to the Warrant Agent. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants.

Section 3.09    Certain Calculations.

(a)    The Warrant Agent shall be responsible for performing all calculations, save for in the case of Net Share Settlements, required in connection with the exercise and settlement of the Warrants as described in this Article 3. In connection therewith, the Warrant Agent shall provide prompt written notice to the Company, in accordance with Section 3.05(a)(4), of the number of Common Shares deliverable upon exercise and settlement of Warrants. For the avoidance of doubt, the Warrant Agent shall not be responsible for performing the calculations set forth in Article 4.

(b)    The Warrant Agent shall not be accountable with respect to the validity or value of any Common Shares or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible, to the extent not arising from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for any failure of the Company to issue, transfer or deliver any Common Shares or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

Section 3.10    Limitation on Exercise. Except in the context of a Change in Control, a Warrant Holder that owns less than 10% of the shares of the Company’s Common Shares outstanding and is not otherwise an Affiliate of the Company will not have the right to exercise such Warrant and such Warrant shall not be exercisable by the Company, for so long as the Common Shares are registered under the Exchange Act, if and to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) or any “group” (within the meaning of Section 13d-3 of the Exchange Act) that includes such person would beneficially own in excess of 9.99% (the “Restricted Ownership Percentage”) of the shares of Common Shares outstanding immediately after giving effect to such exercise (the “Conversion Blocker”); provided, that the Conversion Blocker shall continue to apply to Blue Mountain Capital Management, LLC and its affiliates (which, for the avoidance of doubt, shall not include the Company and its other affiliates) that are Holders at any time when Blue Mountain Capital Management, LLC and its affiliates are Affiliates of the Company. Each Warrant Holder shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such Warrant Holder immediately upon prior written notice to the Company or increase the Restricted Ownership Percentage applicable to such holder upon 61 days’ prior written notice to the Company.

Article 4

Adjustments

Section 4.01    Adjustments to Number of Common Shares. After the date on which the Warrants are first issued and while any Warrants remain outstanding and unexpired, the number of Common Shares issuable upon exercise of the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a)    The issuance of Common Shares as a dividend or distribution to all holders of Common Shares, or a subdivision, combination, split, reverse split or reclassification of the outstanding Common Shares into a greater or smaller number of Common Shares, in which event the number of Common Shares issuable upon exercise of the Warrants shall be adjusted based on the following formula:

E1 = E0	x	N1
N0

where:

E1	=	the number of Common Shares issuable upon exercise of the Warrants in effect immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

E0	=	the number of Common Shares issuable upon exercise of the Warrants in effect immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

N0	=	the number of Common Shares Deemed Outstanding immediately prior to (i) the Open of Business on the Record Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1	=	the number of Common Shares equal to (i) in the case of a dividend or distribution, the sum of the number of Common Shares Deemed Outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution plus the total number of Common Shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the number of Common Shares Deemed Outstanding immediately after such subdivision, combination, split, reverse split or reclassification.

Such adjustment shall become effective immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the number of Common Shares issuable upon exercise of the Warrants shall again be adjusted to the number of Common Shares issuable upon exercise of the Warrants that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.

(b)    Reserved.

(c)    The issuance as a dividend or distribution to all holders of Common Shares of evidences of indebtedness, Securities of the Company or any other Person (other than Common Shares), Cash rights, options or warrants entitling such holders of Common Shares to subscribe for or purchase Common Shares at less than the market value thereof, preferred stock, common stock of or related to a subsidiary or other business unit or other property (excluding (i) any dividend or distribution covered by Section 4.01(a), (ii) any rights, options or warrants covered by Section 4.03, (iii) any consideration payable in connection with Section 4.01(d), or (iv) any dividend of preferred stock, or common stock of or related to a subsidiary or other business unit in the case of transactions described in Section 4.07, in which event the Exercise Price will be adjusted in the reasonable discretion of the Board to appropriately ensure that the economic and other benefits of the Warrants are preserved and protected after taking into account the transaction that triggers this Section 4.01(c). Such actions may include the distribution of rights, options, warrants or other consideration or property to holders of Warrants on an as-exercised basis.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d)    The payment in respect of any tender offer or exchange offer by the Company for Common Shares, where the cash and Fair Value of any other consideration included in the payment per Common Share exceeds the Fair Value of a Common Share as of the open of business on the second business day preceding the expiration date of the tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted in the reasonable discretion of the Board to appropriately ensure that the economic and other benefits of the Warrants are preserved and protected after taking into account the transaction that triggers this Section 4.01(d). Such actions may include the distribution of rights, options, warrants or other consideration or property to holders of Warrants on an as-exercised basis.

Such adjustment shall become effective immediately after the Close of Business on the Offer Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (d) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this clause (d).

(e)    If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4.01, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value. For the purpose of calculations pursuant to Section 4.01, the number of Common Shares outstanding shall be equal to the sum of (i) the number of Common Shares issued and outstanding and (ii) the number of Common Shares issuable pursuant to the conversion or exercise of Convertible Securities that are outstanding, in each case on the applicable date of determination.

(f)    The Company may from time to time, to the extent permitted by Law, decrease the Exercise Price and/or increase the Number of Warrants by any amount for any period of at least twenty days. In that case, the Company shall give the Warrant Holders and the Warrant Agent at least ten days’ prior written notice of such increase or decrease, and such notice shall state the applicable decreased Exercise Price and/or increased Number of Warrants and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Warrants, in addition to those set forth in this Article 4, as the Board deems advisable, including to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(g)    Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, if an Exercise Price adjustment becomes effective on any Ex-Date, and a Warrant has been exercised on or after such Ex-Date and on or prior to the related Record Date resulting in the Person issued Common Shares being treated as the record holder of the Common Shares on or prior to the Record Date, then, notwithstanding the Exercise Price adjustment provisions in this Section 4.01, the Exercise Price adjustment relating to such Ex-Date will not be made with respect to such Warrant. Instead, such Person will be treated as if it were the record owner of Common Shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, the Exercise Price shall never be less than the par value of the Common Shares.

(h)    Notwithstanding anything to the contrary contained in Section 4.01, if, as a result of an adjustment pursuant to Section 4.01, the par value per Common Share would be greater than the Exercise Price, then the Exercise Price shall be an amount equal to the par value per Common Share but the number of shares the holder of a Warrant shall be entitled to purchase shall be such greater number of Common Shares as would have resulted from the Exercise Price that, absent such limitation, would have been in effect pursuant to this Section 4.

Section 4.02    Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 4.01 (except for any adjustment pursuant to Section 4.01(a)), the Number of Warrants will be adjusted such that the Number of Warrants in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the applicable Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the applicable Exercise Price in effect immediately following such adjustment. The Company may, from time to time, at its sole discretion, increase the number of shares of Common Shares issuable upon the exercise of a Warrant for a period of not less than 20 Trading Days. After the expiration of such period, the number of shares of Common Shares issuable upon exercise of a Warrant shall revert to the number of such shares issuable upon exercise as of immediately prior to such period.

Section 4.03    Certain Distributions of Rights and Warrants.

(a)    Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase the Company’s Securities (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(1)    are deemed to be transferred with such Common Shares;

(2)    are not exercisable; and

(3)    are also issued in respect of future issuances of Common Shares,

shall be deemed not to have been distributed for purposes of Article 4 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 4 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants shall be made under this Article 4 (subject in all respects to Section 4.04).

(b)    If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 4.04).

(c)    In addition, except as set forth in Section 4.04, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 4.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants under Article 4 was made (including any adjustment contemplated in Section 4.04):

(1)    in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a distribution under Section 4.01(c), equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase; and

(2)    in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants shall be readjusted as if such rights and warrants had not been issued or distributed.

Section 4.04    Stockholder Rights Plans. If the Company has a stockholder rights plan in effect with respect to the Common Shares, upon exercise of a Warrant the holder shall be entitled to receive, in addition to the Common Shares, the rights under such stockholder rights plan, unless, prior to such exercise, such rights have separated from the Common Shares.

Section 4.05    Restrictions on Adjustments.

(a)    Except in accordance with Section 4.01, the Exercise Price and the Number of Warrants will not be adjusted for the issuance of Common Shares or other Securities of the Company.

(b)    For the avoidance of doubt, neither the Exercise Price nor the Number of Warrants will be adjusted:

(1)    upon the issuance of any Common Shares or other Securities or any payments pursuant to the Management Plan or any other equity incentive plan of the Company;

(2)    upon any issuance of any Common Shares (or Convertible Securities) pursuant to the exercise or conversion, as applicable, of the Warrants, the Company’s Series A Warrants, the Company’s Series B Warrants, the Company’s Series C Warrants, or shares of Series A Preferred Stock;

(3)    upon the issuance of Common Shares or other Securities of the Company in connection with a business acquisition transaction (except to the extent otherwise expressly required by this Warrant Agreement); or

(4)    upon any dividend or distribution made by the Company in accordance with Section 5.06.

(c)    No adjustment shall be made to the Exercise Price or the Number of Warrants for any of the transactions described in Section 4.01 if the Company makes provisions for participation in any such transaction with respect to Warrants without exercise of such Warrants on the same basis as with respect to Common Shares with notice that the Board determines in good faith to be fair and appropriate.

(d)    [Reserved.]

(e)    No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided, however, that any adjustment of less than 1% that was not made by reason of this Section 4.05(e) shall be carried forward and made as soon as such adjustment, together with any other adjustments not previously made by reason of this Section 4.05(e), would result in a change of at least 1% in the aggregate. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/100th of a Common Share, as the case may be.

(f)    If the Company takes a record of the holders of Common Shares for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to members) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants then in effect shall be required by reason of the taking of such record.

Section 4.06    Successor upon Consolidation, Merger and Sale of Assets.

(a)    The Company may consolidate or merge with another Person (a “Fundamental Equity Change”) only (i) if the Company is the surviving Person or (ii), if the Company is not the surviving Person, then:

(1)    the successor to the Company assumes all of the Company’s obligations under this Warrant Agreement and the Warrants, other than as provided in Section 4.07, shall become exercisable into the common stock or other common equity of the successor; and

(2)    the successor to the Company provides written notice of such assumption to the Warrant Agent promptly following the Fundamental Equity Change.

(b)    In the case of a Fundamental Equity Change, the successor Person to the Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations and covenants under this Warrant Agreement and the Warrants. Such successor Person shall provide in writing to the Warrant Agent with such identifying corporate information as may be reasonably requested by the Warrant Agent. Such successor Person thereafter may cause to be signed, and may issue any or all of, the Warrants issuable pursuant to this Warrant

Agreement which theretofore shall not have been issued by the Company; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor Person thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

(c)    If the Company desires to sell, lease, convey or otherwise transfer in one transaction or a series of related transactions all or substantially all of the consolidated assets of the Company and its Subsidiaries (an “Asset Sale”), the Company may only consummate such Asset Sale if such Buyer agrees (i) to enter into a warrant agreement in form and substance substantially similar to this Warrant Agreement and (ii) to issue warrants for equity in such Buyer (or a Person to which all or substantially all of the assets of the Company and its Subsidiaries acquired in such Asset Sale are transferred or conveyed) to the Warrant Holders on terms (including economic) and conditions substantially similar to the Warrants (taking into account any Warrants that are exercised prior to the termination of this Agreement (taking into account the materiality of the transferred assets to the total assets and operations of the Affiliated Buyer, taken as a whole), for crediting to the accounts of the applicable Warrant Holders.

Section 4.07    Adjustment upon Reorganization Event.

(a)    If there occurs any Fundamental Equity Change or any recapitalization, reorganization, consolidation, reclassification, change in the outstanding Common Shares (other than changes resulting from a subdivision or combination to which Section 4.01(a) applies), statutory share exchange or other transaction (each such event a “Reorganization Event”), in each case as a result of which the Common Shares would be converted into, changed into or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof) (the “Reference Property”) while any Warrants remain outstanding and unexpired, then following the effective time of the Reorganization Event, the right to receive Common Shares upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one Common Share would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per Common Share, a “Unit of Reference Property”). In the event holders of Common Shares have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares in such Reorganization Event. The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 4.07.

(b)    At any time from, and including, the effective time of a Reorganization Event:

(1)    each Warrant shall be exercisable for a single Unit of Reference Property instead of one Common Share; and

(2)    the Fair Value shall be calculated with respect to a Unit of Reference Property.

(c)    On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.07. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrant Holders as the Board shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 4.07, the Company shall promptly file with the Warrant Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or assets that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of the amendment to be mailed to the Warrant Holders within 20 Business Days after execution thereof.

(d)    The above provisions of this Section 4.07 shall similarly apply to successive Reorganization Events.

(e)    If this Section 4.07 applies to any event or occurrence, no other provision of this Article 4 shall apply to such event or occurrence (other than Section 4.06).

Section 4.08    Reserved.

Section 4.09    Common Shares Outstanding; Common Shares Reserved for Issuance on Exercise.

(a)    For the purposes of this Article 4, the number of Common Shares at any time outstanding shall not include Common Shares held, directly or indirectly, by the Company or any of its Subsidiaries.

(b)    The Board has authorized and reserved for issuance such number of Common Shares as will be issuable upon the exercise of all outstanding Warrants for Common Shares. The Company covenants that all Common Shares that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(c)    The Company agrees to authorize and direct its current and future transfer agents for the Common Shares to reserve for issuance the number of Common Shares specified in this Section 4.09 and shall take all action required to increase the authorized number of Common Shares if at any time there shall be insufficient authorized but unissued Common Shares to permit such reservation or to permit the exercise of a Warrant.

Section 4.10    Calculations; Instructions to Warrant Agent.

(a)    Subject to Section 4.10(b), the Company shall be responsible for making all calculations called for under this Article 4 for purposes of determining any adjustments to the Exercise Price and the Number of Warrants, including determinations as to Fair Value and the composition of Units of Reference Property. Such calculations and determinations shall be final and binding on the Warrant Holders absent manifest error. The Company shall provide a schedule of the Company’s calculations and determinations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

(b)    In the event the Board engages a Representative to advise it with respect to the determination of Fair Value, the Board shall be entitled to rely upon the determination of such Representation. The Company shall pay the fees and expenses of any Representative.

Section 4.11    Notice of Adjustments. The Company shall mail, or cause to be mailed, via first-class mail, postage prepaid, to the Warrant Holders and the Warrant Agent, in accordance with Section 7.15, a notice of any adjustment or readjustment to the Exercise Price or the Number of Warrants no less than three Business Days prior to the effective date of such adjustment or readjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate setting forth such adjustment or readjustment and kind and amount of securities, Cash or other property for which a Warrant shall thereafter be exercisable and the applicable Exercise Price, showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Officer’s Certificate shall be conclusive evidence that the adjustment or readjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments or readjustments unless and until it has received such Officer’s Certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such Officer’s Certificate except to exhibit the same to the Warrant Holders.

Section 4.12    Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to determine whether any facts exist that may require an adjustment or readjustment of the Exercise Price and the Number of Warrants, or with respect to the nature or extent of any such adjustment or readjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any Securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment or readjustment pursuant to this Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 4, or to comply with any of the covenants of the Company contained in this Article 4. The Warrant Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice from the Company. The Warrant Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction, request, order, judgment, certification, opinion or advice of counsel, statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Warrant Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.

Section 4.13    Statements on Warrants. The form of each Warrant Certificate need not be changed because of any adjustment or readjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment or readjustment may state the same information (other than the applicable adjusted Exercise Price and the adjusted Number of Warrants) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement.

Article 5

Other Provisions Relating to the Rights of Warrant Holders

Section 5.01    No Rights as Stockholders. Except as expressly provided for herein (including, without limitation, Section 5.07), nothing contained in this Warrant Agreement or in any Warrant Certificate shall be construed as conferring upon any Person, by virtue of holding or having a warrant or a beneficial interest in a Warrant, the right to vote, to consent, to receive any Cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Shares, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such Persons become holders of record of Common Shares issued upon settlement of Warrants.

Section 5.02    Mutilated or Missing Warrant Certificates. If any Warrant Certificate at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant Certificate may be replaced with a new Warrant Certificate, of like date and tenor and representing the same number of Warrants, at the cost of the Company at the office of the Warrant Agent subject to the replacement procedures of the Warrant Agent which shall include obtaining an open penalty surety bond satisfactory to the Warrant Agent holding the Company and the Warrant Agent harmless. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. All Warrant Certificates shall be issued upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any Law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 5.03    Modification, Waiver and Meetings.

(a)    This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the Warrant Holders, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant

Agreement or to make any other provisions in regard to matters or questions arising in this Warrant Agreement which the Company and the Warrant Agent may deem necessary or desirable; provided that such modification or amendment does not adversely affect the interests of the Warrant Holder in any material respect. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 5.03.

(b)    Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants not contemplated by Section 3.05(a)(7) or Section 5.03(a) may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, by the Warrant Holders (pursuant to a proper vote or consent of a majority of the Warrants at the time outstanding).

(c)    However, no modification, amendment or waiver may, without the written consent of:

(1)    the Warrant Holders (pursuant to a proper vote or consent of each Warrant):

(A)    increase the Exercise Price or decrease the Number of Warrants (except as set forth in Article 4);

(2)    the Warrant Holders (pursuant to a proper vote or consent of 66.66% of the Warrants affected):

(A)    impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(B)    except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights with respect to Warrants, including any change to the calculation or payment of the number of Common Shares received upon exercise of each Warrant;

(C)    reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(D)    reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

Section 5.04    Notices of Date, etc. In the event of any Change of Control, then, and in each such case, the Company will mail or cause to be mailed to the Warrant Holder, at least 15 days prior to the effective date, a notice specifying the effective date on which such Change of Control is or is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or Securities at the time deliverable upon the exercise of a Warrant) shall be entitled to exchange their Common Shares (or such other stock or Securities) for Securities or other property deliverable upon such Change of Control.

Section 5.05    Rights as Warrant Holders. Upon exercise of a Warrant, any Warrant Holder who receives Common Shares in excess of 2.5% of the then outstanding Common Shares will be entitled to execute a joinder to the Registration Rights Agreement.

Section 5.06    Tax Consequences. All Persons holding or having a Warrant are responsible for obtaining their own tax advice regarding the tax consequences of such interest. The Company has given no tax advice regarding the Warrants.

Section 5.07    Dividends. Each Warrant Holder shall be entitled to any dividend, whether payable in cash, in kind or other property, that would be distributed to such Warrant Holder if such Warrant Holder’s Warrants had been converted in full into Common Shares immediately prior to the Close of Business on the record date for the determination of the stockholders entitled to receive such dividend.

Article 6

Representations of the Company

Section 6.01    Representations. The Company makes the following representations to the Transfer Agent:

(a)    the issuance of the Warrants will comply in all material respects with the Securities Act and all other applicable requirements of applicable U.S. and non-U.S. federal, state and local law, including, without limitation, any applicable regulations of the SEC and any other U.S. and non-U.S. regulatory or governmental authority;

(b)    as of the date hereof and, after giving effect to the Transactions (as defined in the Exchange Offer Memorandum and Consent Solicitation Statement of the Company dated as of December 22, 2017), each of the Company and its subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(c)    without limiting any provision herein, no registration under the Securities Act is required for the issuance of the Warrants.

(d)    except for securities offered in connection with the Exchange Offer, no securities of the Company of the same class as the Warrants have been offered, issued, or sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof, and the Company does not have any intention of making an offer or sale of such securities of the Company of the same class as the Warrants, for a period of six months after the issue date of the Warrants;

(e)    none of the Company, any of its affiliates or any person acting on behalf of the Company has engaged or will engage, in connection with the issuance of the Warrants, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act;

(f)    none of the Company, any of its affiliates or any person acting on behalf of the Company has, with respect to Warrants issued outside the United States, offered the Warrants to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; and

(g)    neither the Company, nor any of its affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Warrants except for this Agreement.

As used in clause (d) above, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

Article 7

Concerning the Warrant Agent and Other Matters

Section 7.01    Payment of Certain Taxes.

(a)    The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder and delivery to the Warrant Holders.

(b)    The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Shares upon the exercise of Warrants hereunder.

Section 7.02    Reserved.

Section 7.03    Change of Warrant Agent.

(a)    The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving sixty days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any Warrant Holder, then the Warrant Holders (pursuant to a proper vote or consent of 50.00% of the Warrants) may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b)    The Warrant Agent may be removed by the Company at any time upon sixty days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed; provided, further, that, until such successor warrant agent has been appointed, the Company shall compensate the Warrant Agent in accordance with Section 7.04.

(c)    Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the Laws of the United States of America or any state thereof or the District of Columbia, and authorized under such Laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to Law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, each Warrant Holder and each transfer agent for its Common Shares. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d)    Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor warrant agent under Section 7.03(c). In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any Warrant Certificate shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificate so countersigned, and in case at that time any Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificate shall have the full force provided in the Warrant Certificate and in this Warrant Agreement.

(e)    In case at any time the name of the Warrant Agent shall be changed and at such time any Warrant Certificate shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificate so countersigned; and in case at that time any Warrant Certificate shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificate either in its prior name or in its changed name; and in all such cases such Warrant Certificate shall have the full force provided in the Warrant Certificate and in this Warrant Agreement.

Section 7.04    Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent in accordance with Exhibit C attached hereto and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable and documented expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel incurred in connection with the execution and administration of this Agreement), except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 7.05    Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 7.06    Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such Officer’s Certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 7.07    Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or any Warrant Certificate (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 7.08    Validity of Agreement. From time to time, the Warrant Agent may apply to any Appropriate Officer for instruction and the Company shall provide the Warrant Agent with such instructions concerning the services to be provided hereunder. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of notice thereof from the Company. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any Common Shares will, when issued, be validly issued and fully paid and non-assessable. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions except to the extent that the Warrant Agent had actual knowledge of facts and circumstances that would render such reliance unreasonable.

Section 7.09    Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents provided that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.

Section 7.10    Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken or not taken (i) in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties or (ii) in relation to its services under this Warrant Agreement, unless such liability arises out of or is attributable to the Warrant Agent’s gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith. The Warrant Agent shall be liable hereunder only for its gross negligence, willful misconduct or bad faith for which the Warrant Agent is not entitled to indemnification under this Warrant Agreement. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 7.11    Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or the applicable Warrant Holder(s) shall furnish the Warrant Agent with reasonable indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall promptly notify the Company and the Warrant Holders in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement.

Section 7.12    Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith.

Section 7.13    Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth or as the Company and the Warrant Agent may hereafter agree.

Section 7.14    Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Warrant Agent may assign this Agreement or any rights and obligations hereunder, in whole or in part, to an Affiliate thereof with the prior consent of the Company, provided that the Warrant Agent may make such an assignment without consent of the Company to any successor to the Warrant Agent by consolidation, merger or transfer of its assets subject to the terms and conditions of the Agreement.

Section 7.15    Notices. Any notice or demand authorized by this Warrant Agreement to be given or made to the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

SAExploration Holdings, Inc.

Attention: Brent Whiteley, Chief Financial Officer and General Counsel

1160 Dairy Ashford, Suite 160

Houston, Texas 77079

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

Attention: Sarah Link Schultz

1700 Pacific Avenue

Suite 4100

Dallas, TX 75201-4624

Electronic mail: sschultz@akingump.com

Any notice or demand authorized by this Warrant Agreement to be given or made to the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street

30th Floor

New York, NY 10004

Attn: Margaret Villani

Any notice or demand authorized by this Warrant Agreement to be given or made to any Warrant Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrant Holder as it shall appear on the Warrant Register.

Section 7.16    Applicable Law; Jurisdiction. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed in accordance with the laws of the State of New York. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

Section 7.17    Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT AGREEMENT OR A WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR A WARRANT. EACH OF THE COMPANY AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS WARRANT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.18    Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrant Holder any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrant Holder.

Section 7.19    Registered Warrant Holder. Prior to due presentment for registration of Transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register (the “Warrant Holder”) as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of Transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of Transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 7.20    Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 7.21    Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 7.22    Entire Agreement. This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and Warrant Holder with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Warrant Holder with respect to the subject matter hereof.

Section 7.23    Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 7.24    Termination. This Warrant Agreement, as it relates to the Warrants, will terminate on such date on which all outstanding Warrants have been exercised. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.

Section 7.25    Confidentiality. The Warrant Agent and the Company agree that (a) personal, non-public Warrant Holder information which is exchanged or received pursuant to the negotiation or the carrying out of this Agreement and (b) the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except disclosures pursuant to applicable securities Laws or otherwise as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

[signature pages follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer and General Counsel

Continental Stock Transfer & Trust Company

By:	/s/ Margaret Villani
Name:	Margaret Villani
Title:	Vice President

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT A

FORM OF WARRANT

No. [    ]

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS [AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”)] [A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT] [NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT)], AND

2.    AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)    TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE

WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS WARRANT OR A BENEFICIAL INTEREST HEREIN.”]1

SAExploration Holdings, Inc.

March 8, 2018

NUMBER OF WARRANTS: [●] Warrants, each of which is exercisable for one Common Share.

EXERCISE PRICE: Initially, $0.0001 per Warrant, subject to adjustment as described in the Warrant Agreement dated as of March 8, 2018 between SAExploration Holdings, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent (as supplemented or amended, the “Warrant Agreement”).

FORM OF SETTLEMENT:

Full Physical Settlement: If Full Physical Settlement is elected, the Company shall deliver, against payment of the Exercise Price, a number of Common Shares equal to the number of Warrants exercised.

Net Share Settlement: If Net Share Settlement is elected, the Company shall deliver, without any Cash payment therefor, a number of Common Shares equal to the quotient determined by dividing (i) the Fair Value (as of the Exercise Date) of the number of Common Shares deliverable pursuant to Full Physical Settlement minus the Exercise Price that would be payable pursuant to Full Physical Settlement by (ii) the Fair Value of one Common Share determined pursuant to the above clause (i).

DATES OF EXERCISE: At any time and from time to time.

This Warrant Certificate certifies that:

[                    ], or its registered assigns, is the Warrant Holder of the Number of Warrants (the “Warrants”) specified above (such number subject to adjustment from time to time as described in the Warrant Agreement).

[1]	Include only on a transfer restricted Warrant Certificate.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, SAExploration Holdings, Inc. has caused this instrument to be duly executed as of the date first written above.

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement. Countersigned as of the date above written:

Continental Stock Transfer & Trust Company, as Warrant Agent

By:
Authorized Officer

SAEXPLORATION HOLDINGS, INC.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of March 8, 2018 (as it may be amended or supplemented, the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Warrant Holder consents by issuance of this Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints	Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date: [●]

Name of Assignor

By:
Name:
Title:

(Sign exactly as your name appears on this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

Form of Exercise Notice

[Address]

Attention: [●]

Re:	Warrant Agreement dated as of March 8, 2018 between SAExploration Holdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate No. [●], to exercise Warrants and receive the consideration deliverable in exchange therefor pursuant to the following settlement method (check one):

☐	Full Physical Settlement

☐	Net Sale Settlement

If Full Physical Settlement is elected, the undersigned shall tender payment of the Exercise Price therefore in accordance with instructions received from the Warrant Agent.

Please check below if this exercise is contingent upon a registered public offering or any Change of Control in accordance with Section 3.02(f) of the Warrant Agreement.

☐    This exercise is being made in connection with a registered public offering or any Other Change of Control; provided, that in the event that such transaction shall not be consummated, then this exercise shall be deemed revoked.

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS SET FORTH IN THE WARRANT AGREEMENT.

By:
Authorized Signature
Address:
Telephone:

Exhibit B-1

EXHIBIT C

Fee Schedule

The Company shall pay the Warrant Agent for performance of its services under this Agreement such compensation as shall be agreed in writing between the Company and the Warrant Agent.

Exhibit C-1